UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

July 12, 2017
____________________________________________________________

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

168 Third Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.                                 ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 12, 2017, the Board of Directors of Thermo Fisher Scientific Inc. (the “Company”) appointed Mark P. Stevenson Executive Vice President and Chief Operating Officer, effective August 1, 2017. In this new role, Mr. Stevenson will now have operational oversight of the Company’s Laboratory Products and Analytical Instruments businesses in addition to his current responsibility for the Life Sciences Solutions business. Mr. Stevenson, 54, was appointed Executive Vice President and President, Life Sciences Solutions in February 2014 upon the Company’s acquisition of Life Technologies Corporation (“Life Technologies”). Mr. Stevenson was President and Chief Operating Officer of Life Technologies from November 2008 to February 2014 and previously President and Chief Operating Officer of Applied Biosystems, Life Technologies’ predecessor entity, from December 2007 to November 2008. The required disclosure regarding the vesting of certain legacy Life Technologies equity held by Mr. Stevenson was previously included in the Company’s definitive proxy statement on Form 14A filed with the SEC on April 4, 2017 and is incorporated herein by reference.
Also on July 12, 2017, Thomas W. Loewald, a named executive officer of the Company, notified the Company of his decision to resign effective September 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 17th day of July, 2017.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President and General Counsel